EXHIBIT 99.1
News Release

For Immediate Release	CONTACT: Bill Newbould (610) 558-9800

ENDO PHARMACEUTICALS REPORTS
FIRST QUARTER FINANCIAL RESULTS

CHADDS FORD, Pa., April 21, 2004 — Endo Pharmaceuticals Holdings Inc. (Nasdaq: ENDP), a specialty pharmaceutical company with market leadership in pain management, today reported financial results for the three months ended March 31, 2004.

Net sales were $153.5 million, up slightly from $152.3 million in the first quarter of 2003. Net income for the three months ended March 31, 2004 increased to $41.2 million compared with $16.4 million in the comparable 2003 period. As detailed in the Supplemental Financial Information below, adjusted net income for the three months ended March 31, 2004 was $43.5 million compared with $46.3 million in 2003.

Diluted earnings per share for the three months ended March 31, 2004 were $0.31 compared with $0.12 in 2003. As detailed in the Supplemental Financial Information below, adjusted diluted earnings per share for the three months ended March 31, 2004 were $0.33 compared with $0.35 in the same period of 2003.

“We are pleased to report another strong financial performance in the first quarter of 2004,” said Carol A. Ammon, chairman and chief executive officer. “Although we are now experiencing generic competition with Percocet® and our generic extended-release morphine sulfate product, we believe that the continued growth of Lidoderm® and the advancement of our near-term product pipeline — including our extended-release and immediate-release oxymorphone, DepoMorphineTM, our generic extended-release oxycodone and our generic transdermal fentanyl patch – leave us well-positioned for the future.”

During the first quarter, Endo terminated its development agreement for certain undisclosed products with its development partner Lavipharm. Endo made a termination payment to Lavipharm of $3.0 million during the first quarter and also wrote off the unamortized portion of the intangible asset related to the license of the products of $0.8 million.

During the second quarter of 2004, Propofol IDD-DTM advanced into Phase III clinical development, which triggered a milestone payment of $5.0 million to Endo’s development partner SkyePharma plc. This milestone payment will be expensed in the second quarter. If the Phase III clinical trial results are positive, the companies expect that a New Drug Application (NDA) for Propofol IDD-DTM will be submitted to the FDA in mid-2006.

“We are revising our financial guidance upward for 2004 and believe that we are currently well-positioned to achieve 2004 net sales of approximately $580 to $590 million. We expect Lidoderm® net sales to be approximately $300 million in 2004,” said Ammon. “In addition, we anticipate GAAP diluted earnings per share for the year ended December 31, 2004 to be approximately $0.85 to $0.90 per share and adjusted diluted earnings per share of approximately $0.90 to $0.95.” Of course, there can be no assurance of Endo achieving these results.

Adjusted diluted earnings per share estimates for the full year 2004 exclude estimated payments to partners for successful achievement of regulatory milestones, net of tax, of $0.05 per share and exclude the costs associated with the termination of Endo’s development agreement with Lavipharm, net of tax, of $0.02 per share.

Use of Non-GAAP Measures — Consolidated EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share:

Consolidated EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share are non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States and may be different from non-GAAP financial measures used by other companies. Endo refers to these non-GAAP financial measures in making operating decisions because it believes they provide meaningful supplemental information regarding the company’s operational performance. For instance, Endo believes that these non-GAAP financial measures facilitate its internal comparisons to its historical operating results and comparisons to competitors’ results. The company includes these non-GAAP financial measures in its earnings announcements because it believes they are useful to investors in allowing for greater transparency related to supplemental information used by Endo in its financial and operational decision-making. In addition, Endo has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting at this time. Further, Endo believes that these non-GAAP financial measures may be useful to investors as it is aware that certain of its significant stockholders utilize these measures to evaluate its financial performance. Finally, these measures are considered by the Compensation Committee of Endo’s Board of Directors in assessing the performance and compensation of substantially all of its employees, including its executive officers. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this earnings announcement to their most directly comparable GAAP financial measures as provided with the financial statements included in this press release and are encouraged to read the definition of Consolidated EBITDA and the description of the reconciling items at the end of this press release.

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Supplemental Financial Information

A reconciliation of net income as determined by GAAP to adjusted net income for the three months ended March 31, 2004 and March 31, 2003 is as follows:

	(Unaudited)
	Three Months Ended
	March 31,
	2004	2003
	(in thousands,
	except per share data)
GAAP net income	$41,174	$16,359
Add: Income tax	25,307	10,161

GAAP income before income tax	66,481	26,520
Add: Termination of Lavipharm agreement	3,800	—
Add: Compensation related to stock options	—	48,514

Adjusted income before income tax	70,281	75,034
Pro forma income tax	26,753	28,738

Adjusted net income	$43,528	$46,296

Diluted weighted average shares outstanding	132,720	131,987
GAAP diluted earnings per share	$0.31	$0.12
Add: Termination of Lavipharm agreement, net of tax	0.02	—
Add: Compensation related to stock options, net of tax	—	0.23

Adjusted diluted earnings per share	$0.33	$0.35

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The following table presents a reconciliation of net income as determined by GAAP to consolidated EBITDA for the three months ended March 31, 2004 and March 31, 2003:

	(Unaudited)
	Three Months Ended
	March 31,
	2004	2003
	(in thousands)
GAAP net income	$41,174	$16,359
Add: Income tax	25,307	10,161
Add: Interest expense, net	10	131

GAAP operating income	66,491	26,651
Add: Depreciation and amortization	1,827	1,352
Add: Termination of Lavipharm agreement	3,800	—
Add: Non-cash manufacturing charges	—	1,356
Add: Manufacturing transfer costs	—	1,635
Add: Compensation related to stock options	—	48,514

Consolidated EBITDA	$72,118	$79,508

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Product Review

Lidoderm®. For the three months ended March 31, 2004, net sales of Lidoderm® rose to $65.4 million compared with $41.5 million in the same period a year ago. “We are extremely pleased with the strong prescription demand of Lidoderm® and expect continued significant growth from this patent-protected product in the future,” said Ammon. Prescription growth for Lidoderm® was up 75% and dispensed unit growth was up 83% in the first quarter of 2004 versus the comparable 2003 period.

Percocet®. Net sales of Percocet® were $30.7 million for the three months ended March 31, 2004 versus $55.5 million in the same period in 2003. The growth experienced during most of 2003 was adversely affected in the first quarter of 2004 due to the introduction of generic versions of Percocet® 7.5/325 and 10/325 during the fourth quarter of 2003.

Other branded products. Combined sales of all other branded products were $4.4 million for the first three months of 2004 compared with $7.4 million comparable period of 2003.

Generic products. Led by growth in Endocet®, sales from the company’s generic products rose to $53.0 million for the first three months of 2004 compared to $47.9 million in 2003. During the first quarter, the company experienced a decrease in net sales of its morphine sulfate extended-release tablets due to generic competition introduced in the third quarter of 2003; however, this was offset by the company’s launch in the fourth quarter of 2003 of two new strengths of Endocet®.

Note to Investors

Endo will conduct a conference call with financial analysts to discuss this news release today at 11:00 a.m. ET. Investors and other interested parties may access the conference call by dialing (800) 305-2862 (domestic) or (706) 634-1979 (international). Please dial in 10 minutes prior to the scheduled start time. A replay of the call will be available from April 21, 2004 at 2:00 p.m. ET by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international), passcode 6796553, and will run until 12:00 a.m. ET on April 28, 2004.

A simultaneous webcast of the call for interested investors and others may be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 12:00 a.m. ET on April 28, 2004. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

About Endo

Endo Pharmaceuticals Holdings Inc. is a fully integrated specialty pharmaceutical company with market leadership in pain management products. Through its Endo Pharmaceuticals Inc. subsidiary, the company researches, develops, produces and markets a broad product offering of both branded and generic pharmaceuticals, meeting the needs of healthcare professionals and consumers alike. More information, including this and past press releases of Endo Pharmaceuticals Holdings Inc., is available online at www.endo.com.

Forward Looking Statements

This press release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions, current expectations, estimates and projections. Statements that are not historical facts, including statements which are preceded by, followed by, or that include, the words “believes,” “anticipates,” “plans,” “expects” or similar expressions and statements are forward-looking

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statements. Endo’s estimated or anticipated future results, product performance or other non-historical facts are forward-looking and reflect Endo’s current perspective on existing trends and information. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties and, therefore, actual results may differ materially from those expressed or implied by these forward-looking statements. The reader should not rely on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. Several important factors, in addition to the specific factors discussed in connection with these forward-looking statements individually, could affect the future results of Endo and could cause those results to differ materially from those expressed in the forward-looking statements contained in this press release. Important factors that may affect future results include, but are not limited to: market acceptance of the Company’s products and the impact of competitive products and pricing; dependence on sole source suppliers; the success of the Company’s product development activities and the timeliness with which regulatory authorizations and product launches may be achieved; successful compliance with extensive, costly, complex and evolving governmental regulations and restrictions; the availability on commercially reasonable terms of raw materials and other third party manufactured products; exposure to product liability and other lawsuits and contingencies; dependence on third party suppliers, distributors and collaboration partners; the ability to timely and cost effectively integrate acquisitions; uncertainty associated with pre-clinical studies and clinical trials and regulatory approval; uncertainty of market acceptance of new products; the difficulty of predicting FDA approvals; risks with respect to technology and product development; the effect of competing products and prices; uncertainties regarding intellectual property protection; uncertainties as to the outcome of litigation; changes in operating results; impact of competitive products and pricing; product development; changes in laws and regulations; customer demand; possible future litigation; availability of future financing and reimbursement policies of government and private health insurers and others; and other risks and uncertainties detailed in Endo’s filings with the Securities and Exchange Commission, including its Registration Statement on Form S-3 filed with the SEC on July 1, 2003. Readers should evaluate any statement in light of these important factors.

(Tables Attached)

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The following tables present Endo’s unaudited net sales for the three months ended March 31, 2004 and March 31, 2003:

Endo Pharmaceuticals Holdings Inc.
Net Sales (unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2004	2003
Lidoderm®	$65,356	$41,490
Percocet®	30,744	55,459
Other Brands	4,350	7,379

Total Brands	$100,450	$104,328
Total Generics	$53,039	$47,946

Total Net Sales	$153,489	$152,274

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The following table presents Endo’s consolidated statements of operations for the three months ended March 31, 2004 and March 31, 2003:

Endo Pharmaceuticals Holdings Inc.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2004	2003
NET SALES	$153,489	$152,274
COST OF SALES	32,873	27,577

GROSS PROFIT	120,616	124,697
COSTS AND EXPENSES:
Selling, general and administrative	38,742	36,116
Research and development	9,756	12,064
Depreciation and amortization	1,827	1,352
Loss on disposal of other intangible, including license termination fee of $3,000	3,800	—
Compensation related to stock options – primarily selling, general and administrative	—	48,514

OPERATING INCOME	66,491	26,651
INTEREST EXPENSE, Net	10	131

INCOME BEFORE INCOME TAX	66,481	26,520
INCOME TAX	25,307	10,161

NET INCOME	$41,174	$16,359

NET INCOME PER SHARE:
Basic	$0.31	$0.14
Diluted	$0.31	$0.12
WEIGHTED AVERAGE SHARES:
Basic	131,779	118,217
Diluted	132,720	131,987

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The following table presents the Endo’s unaudited condensed consolidated balance sheet data at March 31, 2004 and December 31, 2003:

Endo Pharmaceuticals Holdings Inc.
Condensed Consolidated Balance Sheet Data (unaudited)
(in thousands)

	March 31,	December	31,
	2004	2003
ASSETS
Cash and cash equivalents	$284,068	$229,573
Accounts receivable, net	116,236	101,284
Inventory	67,794	50,450
Other current assets	103,250	92,289

Total current assets	571,348	473,596
Property and equipment, net	22,113	20,246
Goodwill	181,079	181,079
Other Intangibles, net	47,808	42,043
Deferred income taxes	26,394	31,045
Other assets	7,141	5,871

TOTAL ASSETS	$855,883	$753,880

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$245,324	$185,674
Other liabilities	767	589
Total stockholders’ equity	609,792	567,617

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$855,883	$753,880

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The following table presents condensed consolidated cash flow data for the three months ended March 31, 2004 and March 31, 2003:

Endo Pharmaceuticals Holdings Inc.
Condensed Consolidated Cash Flow Data (unaudited)
(in thousands)

	Three Months Ended
	March 31,
	2004	2003
Net cash provided by operating activities	$66,961	$65,139
Net cash used in investing activities	(12,435)	(25,425)
Net cash used in financing activities	(31)	(133)

Net increase in cash and cash equivalents	$54,495	$39,581
Cash and cash equivalents, beginning of period inning of period	$229,573	$56,902

Cash and cash equivalents, end of period	$284,068	$96,483

Definition of Consolidated EBITDA:
Endo’s amended and restated credit facility defines Consolidated EBITDA as consolidated net income for the applicable period plus, without duplication and to the extent deducted from revenues in determining consolidated net income for that period, the sum of (a) the aggregate amount of consolidated cash interest expense for the period, (b) the aggregate amount of letter of credit fees paid during the period, (c) the aggregate amount of income tax expense for the period, (d) all amounts attributable to depreciation and amortization for the period, (e) all extraordinary and non-recurring charges during the period (provided that the amount of charges added to consolidated net income pursuant to this clause (e) that are incurred in connection with any transfer of manufacturing operations shall not exceed $10 million during any fiscal year of Endo or $20 million in the aggregate) and (f) all other non-cash charges during the period; and minus, without duplication and to the extent added to revenues in determining consolidated net income for such period, the sum of (i) all extraordinary gains during the period and (ii) all other non-cash gains during such period, all as determined on a consolidated basis with respect to Endo and its subsidiaries in accordance with generally accepted accounting principles.

Reconciling Items:
Non-cash manufacturing charges reflect the present value of non-interest bearing promissory notes issued annually to Bristol-Myers Squibb Pharma Company (“BMS”) (formerly the DuPont Pharmaceuticals Company) over the initial five-year term of the manufacturing and supply agreement with BMS (from 1997 to 2001). Non-cash compensation charge is the non-cash charge resulting from the vesting of stock options pursuant to the Endo Pharma LLC stock option plans. Stock options granted pursuant to the Endo Pharma LLC stock option plans vest if our common stock reaches certain defined thresholds. These options are exercisable for shares currently held by Endo Pharma LLC, and their exercise will not dilute the ownership of other holders of our common stock. Manufacturing transfer costs represent the costs incurred to transfer certain products from BMS to alternative manufacturers. Endo does not anticipate incurring these manufacturing transfer costs after 2003. Milestone payments to partners represent estimated contractual payments which will be made to development partners based upon the anticipated successful achievement of certain defined milestones.

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